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                                                                    EXHIBIT 23.6


                          [N M ROTHSCHILD LETTERHEAD]


4 October 2000


The Board of Directors
China Mobile (Hong Kong) Limited
60th Floor, The Center
99 Queen's Road Central
Hong Kong


Dear Sirs,

                        CHINA MOBILE (HONG KONG) LIMITED

      REGISTRATION STATEMENT ON FORM F-3 UNDER THE SECURITIES ACT OF 1933
 (AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON 4 OCTOBER 2000)

We refer to the above and hereby consent to the inclusion therein of references to our name in the form and context in which they respectively appear.


Yours very truly,
For and on behalf of
N M Rothschild & Sons (Hong Kong) Limited

/s/ Kelvin Chau

Kelvin Chau
Director